Exhibit 24.1

LIMITED POWER OF ATTORNEY

We, the undersigned directors of Precision Optics Corporation, Inc. (the “Company”) hereby severally constitute and appoint Joseph N. Forkey and Wayne M. Coll, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place, and stead, and in any and all capacities, to sign the Registration Statement of the Company on Form S-1, dated July 20, 2023, and any and all amendments (including post-effective amendments) thereto, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature page follows]

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IN WITNESS WHEREOF, each of undersigned has executed this Limited Power of Attorney as of this 20th day of July, 2023.

Signed and acknowledged:

/s/ Andrew J. Miclot
Name: Andrew J. Miclot

/s/ Peter H. Woodward
Name: Peter H. Woodward

/s/ Richard B. Miles
Name: Richard B. Miles

/s/ Peter V. Anania
Name: Peter V. Anania

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